As filed with the Securities and Exchange Commission on August 11, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

95-2848406

(I.R.S. Employer Identification No.)

One Liberty Plaza
165 Broadway
New York, NY	10006
(Address of Principal Executive Offices)	(Zip Code)

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

(Full Title of the Plan)

Angélique DeSanto, Esq.

Investment Technology Group, Inc.

One Liberty Plaza

165 Broadway

New York, NY 10006

(Name, and Address of Agent for Service)

(212) 588-4000

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	2,090,000	$20.36	(2)	$42,541,950	$4,930.61	(3)

(1)         This registration statement (the “Registration Statement”) covers shares of Common Stock, $0.01 par value per share, of Investment Technology Group, Inc. (the “Company”) which may be offered and sold from time to time pursuant to the Amended and Restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Plan.

(2)         Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for shares of Common Stock on August 10, 2017, as reported on the New York Stock Exchange.

(3)         Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: $115.90 per $1,000,000 of proposed maximum aggregate offering price.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to 2,090,000 additional shares of Common Stock that may be issued under the Amended and Restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”), as approved by our stockholders at the annual meeting of our stockholders on June 8, 2017. The contents of our Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on May 29, 2002 (Registration No. 333-89290, as amended by post-effective amendment no. 1 filed on March 31, 2006 and post-effective amendment no. 2 filed on May 11, 2007), May 15, 2009 (Registration No. 333-159271), May 14, 2010 (Registration No. 333-166855), June 12, 2013 (Registration No. 333-189267) and September 25, 2015 (Registration No. 333-207126), relating to the Plan are incorporated herein by reference except as otherwise updated or modified by this filing.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 1999).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 27, 2017).
5.1	Opinion of General Counsel of the Company with respect to the legality of the Common Stock being registered hereby.
23.1	Consent of General Counsel of the Company (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1

Amended and Restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of August, 2017.

Investment Technology Group, Inc.

By:	/s/ Francis J. Troise
Name:	Francis J. Troise
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Investment Technology Group, Inc. hereby names, constitutes and appoints Francis J. Troise, Steven R. Vigliotti, and Angélique F. M. DeSanto, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities to sign this Registration Statement and any and all amendments to the Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on this 11th day of August, 2017.

Signature	Title

/s/ Francis J. Troise	Chief Executive Officer, President and Director (Principal Executive Officer)
Francis J. Troise

/s/ Steven R. Vigliotti	Managing Director, Chief Financial Officer and Chief Administrative Officer
Steven R. Vigliotti	(Principal Financial Officer)

/s/ Angelo Bulone	Managing Director and Controller (Principal Accounting Officer)
Angelo Bulone

/s/ Minder Cheng	Director (Chairman)
Minder Cheng

/s/ Brian G. Cartwright	Director
Brian G. Cartwright

/s/ Timothy L. Jones	Director
Timothy L. Jones

/s/ R. Jarrett Lilien	Director
R. Jarrett Lilien

/s/ Kevin J. Lynch	Director
Kevin J. Lynch

/s/ Lee M. Shavel	Director
Lee M. Shavel

/s/ Steven S. Wood	Director
Steven S. Wood

3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 1999).
4.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on February 27, 2017).
5.1	Opinion of General Counsel of the Company with respect to the legality of the Common Stock being registered hereby.
23.1	Consent of General Counsel of the Company (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1

Amended and Restated Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017).

4